Exhibit 99.1

OriginClear, Inc. Names Tom Marchesello Chief Operating Officer

Charged with scaling up the company’s modularized water treatment model

Los Angeles, CA – June 13, 2019 –OriginClear Inc. (OTC: OCLN), a leading provider of water treatment solutions, reported today that distinguished military veteran, financier and technologist Tom Marchesello, the driving force behind developing the Modular Water Systems business & product lines, has been named the Company’s Chief Operating Officer (COO).

Marchesello served in the U.S. Air Force as a Captain at Air Force Space Command Headquarters, leading aerospace operations and strategic planning for satellite communications, earth science monitoring, Geographic Information (GIS) and Positioning (GPS) Systems.

After leaving the service, Marchesello worked in finance and high technology operations for 20 years with such companies as Sony Electronics, Thompson Reuters, Morgan Stanley, CME Group, and prominent middle market Private Equity Groups. As a Director of M&A Investments at Bainbridge Investment Banking Group, he hired and led a 30-person buyside team to acquire over $1 billion of industrial manufacturing & distribution business units and identify industry trends.

“I welcome Tom Marchesello to help operate our growing company,” said Riggs Eckelberry, OriginClear President and CEO. “His rapid intervention is now driving major reaches from business users that have to deal with their own water treatment problems, and are attracted to the advantages of a Water System In A Box™.”

“Tom first became keenly interested in our WaterChain™ decentralized water financing project last year and worked with me on its research and development. He’d had hands-on experience with early Blockchain for the CME Group and had been advising recently successful Fintech companies that had gone public or been acquired. His recent work in developing our Modular Water Systems business convinced us of his value at the highest operational level in the company.”

As OriginClear COO, Tom is charged with scaling up the assembly-line modular water treatment business, driving Modular Water Systems and its products to market success as the company’s flagship brand, supported by the existing service and technology divisions, with the ultimate goal of developing a strong water company specializing in ultra-durable pump stations and decentralized water treatment.

Tom holds a BS in Finance from Pennsylvania State University and an MBA from San Diego State University. He is a co-inventor on US Patent #7,613,634, for performing Electronic Retailing. He received two Air Force Achievement Medals, two Air Force Commendation Medals and a Gulf War Service Medal.

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About OriginClear, Inc.

OriginClear is a leading provider of water treatment solutions and the developer of a breakthrough water cleanup technology serving the rapidly growing $500 billion world market. Through its wholly owned subsidiaries, OriginClear provides systems and services to treat water in a wide range of industries, such as municipal, pharmaceutical, semiconductors, industrial, and oil & gas. To rapidly grow this segment of the business, we strategically acquire profitable and well-managed water treatment companies, which allow us to expand our global market presence and technical expertise. To enable a new era of clean and socially responsible water treatment solutions, we invented Electro Water Separation™, a breakthrough high-speed water cleanup technology using multi-stage electrolysis that we license worldwide to water treatment equipment manufacturers. Water is our most valuable resource, and the mission of the “Family of OriginClear Companies” is to improve the quality of water and help return it to its original and clear condition. To learn more about OriginClear®, please visit our website at www.originclear.com.

Safe Harbor Statement:

Matters discussed in this release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this update, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization. Further information on the Company’s risk factors is contained in the Company’s quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Media Contact:
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TransMedia Group
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Investor Relations
OriginClear
Tom Becker
Toll-free: 877-999-6645, Ext. 3
International: +1-323-939-6645, Ext. 3
Fax: 323-315-2301
ir@OriginClear.com
www.OriginClear.com